Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated as of March 8, 2013, is made by and between BioScrip, Inc., a Delaware corporation (the “Company”) and ________________________ (the “Indemnitee”), an “agent” (as hereinafter defined) of the Company.

R E C I T A L S

A. The Company recognizes that competent and experienced persons are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C. The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;

D. The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

E. The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company may be inadequate to cover all possible exposure for which the Indemnitee should be protected. The Company believes that the interests of the Company and its stockholders would best be served by a combination of such insurance and the indemnification by the Company of the directors and officers of the Company;

F. Section 145 of the General Corporation Law of Delaware (“Section 145”), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, managers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

G. The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders;

1

H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company; and

I. The Indemnitee is willing to serve, or to continue to serve, the Company, only on the condition that he or she is furnished the indemnity provided for herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Agent. For purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, manager, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of the Company or a subsidiary of the Company as a director, officer, manager, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise; or was a director, officer, manager, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company; or was a director, officer, manager, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b) Expenses. For purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, reasonable attorneys’ fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval shall not be unreasonably withheld), actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement and/or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise, excluding the amount of any settlement, judgment, fine or penalty.

(c) Proceedings. For the purpose of this Agreement, “proceeding” shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(d) Subsidiary. For purposes of this Agreement, “subsidiary” means any foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise of which more than 50% of the outstanding voting securities (or comparable interests) are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2

(e) Miscellaneous. For purposes of this Agreement, “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plans; references to “serving at the request of the Company” shall include any service as a director, officer, manager, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(f) Company. “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers, employees or agents, so that if the Indemnitee is or was a director, officer, manager, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at its will (or under separate agreement, if such agreement now or hereafter exists), in the capacity Indemnitee currently serves (or in such other positions which he or she agrees to assume) as an agent of the Company, so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company, any subsidiary of the Company, or any applicable other foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, or until such time as he or she tenders his or her resignation in writing, provided, however, that nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment in any capacity.

3. Indemnity in Third Party Proceedings. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding (other than a proceeding by or in the name of the Company to procure judgment in its favor) by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any act or inaction by the Indemnitee in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, settlements, judgments, fines and penalties), actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

3

4. Indemnity in Derivative Action. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to any proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of any action or inaction by the Indemnitee in any such capacity, against all expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of the Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

5. Indemnification of Expenses of Successful Party. To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 3 or Section 4 or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense or appeal of such proceeding.

6. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal proceeding, but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses, judgments, fines or penalties to which the Indemnitee is entitled.

7. Advancement of Expenses. Except as otherwise provided herein, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement and/or appeal of any proceeding referred to in Section 3 or Section 4 hereof (including amounts actually paid in settlement of any such action, suit or proceeding). The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement or otherwise. The advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee promptly and in any event within thirty (30) days following delivery of a written request therefor by the Indemnitee to the Company.

4

8. Notice and Other Indemnification Procedures.

(a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof, provided that the failure to provide such notification shall not diminish Indemnitee’s indemnification hereunder, except to the extent that the Company can demonstrate that it was actually prejudiced as a result thereof.

(b) Any indemnification requested by the Indemnitee under Section 3 and/or Section 4 hereof shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee unless a determination is made within said forty-five (45) day period (i) by the Board of Directors of the Company by a majority vote of a quorum thereof consisting of directors who are not parties to such proceedings, or (ii) in the event such quorum is not obtainable, at the election of the Company, either by independent legal counsel in a written opinion or by a panel of arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected, that the Indemnitee has or has not met the relevant standard for indemnification set forth in Section 3 and Section 4 hereof.

(c) Notwithstanding a determination under Section 8(b) above that the Indemnitee is not entitled to indemnification with respect to any specific proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement. The burden of proving that the indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or independent legal counsel or the panel of arbitrators) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met theapplicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel or the panel or arbitrators) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create any presumption that the Indemnitee has or has not met the applicable standard of conduct.

(d) The Company shall indemnify the Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 8 so long as such claims and/or defenses of the Indemnitee were made or asserted in good faith.

9. Assumption of Defense. In the event the Company shall be obligated to pay the expenses of any proceeding against or involving the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that: (i) the Indemnitee shall have the right to employ his or her counsel in such proceeding at the Indemnitee’s expense; and (ii) if (a) the employment of counsel by the Indemnitee has been previously authorized by the Company, (b) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense, or (c) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending action, suit or proceeding to which the Indemnitee is, or could have been, a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such action, suit or proceeding. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement. The Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of the Indemnitee.

5

10. Insurance. The Company may, but is not obligated to, obtain directors’ and officers’ liability insurance (“D&O Insurance”) with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of the Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, settlements, fines or penalties, which have been paid directly to or on behalf of the Indemnitee by D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a proceeding, the Company shall give notice of the commencement of such proceeding to the insurer in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, to or on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

11. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

(b) Action for Indemnification. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement if the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous; or

(c) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent, provided such consent shall not unreasonably withheld; or

6

(d) Non-compete and Non-disclosure. To indemnify the Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, any subsidiary of the Company or any other applicable foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, if any; or

(e) Claims under Section 16(b). To indemnify the Indemnitee for expenses or the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

(f) Amounts Otherwise Covered. To indemnify the Indemnitee under this Agreement for any amounts indemnified by the Company other than pursuant to this Agreement or amounts paid to or for the benefit of Indemnitee by D&O Insurance pursuant to Section 10 hereof.

12. Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of, but shall be in addition to and shall not be deemed to diminish or otherwise restrict, any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, in any court in which a proceeding is brought, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise, both as to action in his or her official capacity and to action in another capacity while occupying his or her position as an agent of the Company. To the extent applicable law or the Company’s Certificate of Incorporation or Bylaws permit greater indemnification than as provided for in this Agreement, the parties hereto agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such law or provision of Certificate of Incorporation or Bylaws, and this Agreement shall be deemed amended without any further action by the Company or Indemnitee to grant such greater benefits.

13. Settlement. The Company shall not settle any proceeding in any manner that would impose any fine or other obligation on Indemnitee without the Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may reasonably be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

15. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7

16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions to this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Continuance of Rights; Successor and Assigns. The Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company. The terms of this Agreement shall bind, and shall inure to the benefit of, the successor and assigns of the parties hereto.

18. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date, or (iii) if transmitted electronically by a means by which receipt thereof can be demonstrated. Addresses for notice to either party are set out on the signature page hereof and may be subsequently modified by written notice.

19. Supersedes Prior Agreement. This Agreement supersedes any prior indemnification agreement between Indemnitee and the Company or its predecessors.

20. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

21. Service of Process and Venue. For purposes of any claims or proceeding to enforce this agreement, the Company consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the state of Delaware, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

22. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

[Signature Page Follows]

8

The parties hereto have executed this Agreement effective as of the day and year set forth on the first page of this Agreement.

BIOSCRIP, INC.

By

Name:
Title:
Address:	100 Clearbrook Road
Elmsford, NY 10523

Indemnitee:

By

Name:
Address:

9